Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q/A (Amendment No. 1) of China Lithium Technologies, Inc. for the period ended December 31, 2010 as filed with the Securities and Exchange Commission as of the date hereof (the "Report"), I, Chunping Fang, the principal financial officer of us, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of us

Date: February 25, 2011
By: /s/ Chunping Fang
Chunping Fang, Chief Financial Officer